UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN SHARED HOSPITAL SERVICES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SHARED HOSPITAL SERVICES

601 Montgomery Street, Suite 1112

San Francisco, California 94111

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To be held on June 21, 2022

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of the Directors (the “Board”), the 2022 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held in a virtual meeting format at 8:30 a.m. Pacific Daylight Time on Tuesday, June 21, 2022 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1.	ELECTION OF DIRECTORS. To elect the following five nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

Ernest A. Bates, M.D.

Daniel G. Kelly, Jr.

Kathleen Miles

Raymond C. Stachowiak

Vicki L. Wilson

2.	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION. To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this the Proxy Statement.

3.	AMENDMENT TO THE COMPANY’S BYLAWS. To approve an amendment to the Company’s Bylaws to reduce the minimum and maximum number of directors.

4.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2022.

5.	OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting and any and all adjournments thereof.

The Board knows of no matters, other than those set forth in paragraphs (1), (2), (3) and (4) above, that will be presented for consideration at the Meeting.

The Board has fixed the close of business on April 22, 2022 as the record date (“Record Date”) for the determination of shareholders entitled to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING VIRTUALLY, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE VIRTUALLY, IF YOU VIRTUALLY ATTEND THE MEETING.

This Proxy Statement is dated April 28, 2022 and is first being made available to stockholders via the Internet on or about April 28, 2022.

By Order of the Board
/s/Alexis N. Wallace
Alexis N. Wallace
Corporate Secretary

Dated: April 28, 2022
San Francisco, California

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on Tuesday, June 21, 2022 at 8:30 a.m. Pacific Daylight Time

The Proxy Statement, Proxy Card and Annual Report on Form 10-K

are available at www.ashs.com.

AMERICAN SHARED HOSPITAL SERVICES

601 Montgomery Street, Suite 1112

San Francisco, California 94111

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

June 21, 2022

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Shareholders scheduled to be held in a virtual meeting format at 8:30 a.m. Pacific Daylight Time on Tuesday, June 21, 2022 and at any adjournments or postponement thereof (the “Meeting” or “Annual Meeting”). This Proxy Statement is dated April 28, 2022 and is first being made available to stockholders via the Internet on or about April 28, 2022.

The matters to be considered and voted upon at the Meeting will be:

1.	To elect five nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.

3.	To approve an amendment to the Company’s Bylaws to reduce the minimum and maximum number of Directors.

4.	To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2022.

5.	To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 22, 2022 (the “Record Date”) are entitled to notice of and to vote at the Meeting held virtually that is available at https://web.lumiagm.com/222396593. There will be no physical meeting location and the meeting will only be conducted virtually. To participate in the meeting, you must have your 11-digit control number that is shown on your proxy card.

Virtual Meeting Format

Due to the continued public health impact of the COVID-19 pandemic, and to mitigate risks to the health and safety of our communities, shareholders, and other stakeholders, the Meeting will be held in a virtual meeting format only. While you will not be able to attend the Meeting physically, the Meeting has been designed to provide shareholders with the same opportunities to participate in the virtual meeting as they would have had at an in-person meeting.

The live audio webcast of the Meeting will begin promptly at 8:30 a.m. Pacific Daylight Time. Online access to the audio webcast will open one hour prior to the start of the Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

To be admitted to the Meeting, shareholders may visit https://web.lumiagm.com/222396593 and enter their 11-digit control number and the meeting password. The password for the meeting is ashs2022 (case sensitive). If you are a holder of record of our common stock at the close of business on April 22, 2022, the record date for the Meeting, or hold a “legal proxy” for the meeting provided by your bank, broker or other nominee, you are entitled to receive notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Using your 11-digit control number, you may vote during the Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, your 11-digit control number can be found on your proxy card or voting instruction form. Beginning one hour prior to, and during, the Meeting, you can view the agenda and rules of procedure for the Meeting, and submit questions, at https://web.lumiagm.com/222396593.

If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee reflecting your Company holdings, along with your name and email address, to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a “legal proxy” may take several days and shareholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 10, 2022. You will receive a confirmation email from American Stock Transfer & Trust Company, LLC of your registration. Once registered, you may participate in and vote at the Meeting by following the instructions available on the meeting website. If you encounter any difficulty accessing the virtual meeting, please visit https://go.lumiglobal.com/faq for assistance.

Revocability of Proxies

A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to the final vote at the Meeting by filing with our Corporate Secretary either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by virtually attending the Meeting and properly voting online at the Meeting.

Solicitation of Proxies

This proxy solicitation is being made by the Board of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers and employees of the Company for shares of the Company’s common stock (the “Common Shares”). The Company will request that banks, brokers and other fiduciaries solicit their customers who beneficially own Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons for the reasonable expenses of such solicitation. In addition, the Company has engaged Laurel Hill Advisory to assist in the solicitation of proxies for the Meeting and has agreed to pay $6,000 for its proxy solicitation services.

Outstanding Securities

The Board has fixed April 22, 2022 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 6,078,912 Common Shares issued and outstanding. The Common Shares are the only class of securities entitled to vote at the Meeting.

Voting Procedures

Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for a vote at the Meeting, except as indicated below in connection with the election of directors.

In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board.

In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Raymond C. Stachowiak and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of each of the five nominees for the Board named in the Proxy Statement, (2) the approval, on a non-binding, advisory basis, of the Company’s executive compensation and (3) the approval of the amendment of the Company’s Bylaws, and (4) the ratification of the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm.

The Board is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

All outstanding shares of the Company’s common stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the four proposals discussed herein:

1.

A shareholder may, with respect to the election of directors, (i) vote for the election of all five director nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

2.

A shareholder may, with respect to the advisory vote on executive compensation, (i) vote for, or approve on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, (ii) vote against, or disapprove on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, or (iii) abstain.

3.

A shareholder, with respect to the amendment of the Company’s Bylaws to reduce the minimum and maximum number of Directors, (i) vote to approve the amendment of the Company’s Bylaws, (ii) vote against the amendment of the Company’s Bylaws, or (iii) abstain.

4.

A shareholder may, with respect to the proposal to ratify the appointment of Moss Adam LLP as the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present.

The rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine matter. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote for the proposal without receiving voting instructions from the beneficial owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.

Under the NYSE rules, the election of directors in an uncontested election (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 2) and the approval of the amendment of the Company’s Bylaws (Proposal 3) are considered non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their clients’ shares for these proposals cannot exercise their discretionary authority to vote these clients’ shares for these proposals, in which case a broker non-vote will occur. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The approval of the ratification of appointment of Independent Registered Accounting Firm (Proposal 4) is considered a “routine” matter under NYSE rules and therefore we do not expect any broker non-vote will occur.

Votes Required to Approve Each Proposal

A majority of the Common Shares entitled to vote on the Record Date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business.

Proposal 1: In the election of directors, the five nominees receiving the highest number of votes will be elected directors of the Company.

Proposal 2: The compensation of our named executive officers will be approved, on a non-binding, advisory basis, by the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum). The outcome of the advisory vote on our executive compensation will not be binding on the Board. However, the Board, in the exercise of its fiduciary duties, will consider the outcome of the non-binding, advisory votes in determining how to proceed following such votes.

Proposal 3: The approval of the amendment of the Company’s Bylaws requires the affirmative vote of a majority of the shareholders; provided that the votes cast against the approval of the amendment, cannot equal or exceed 16 – 2/3% (sixteen and two-thirds percent) of the outstanding shares entitled to vote.

Proposal 4: The approval of the proposal to ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm requires the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum).

Provided that the quorum requirement is satisfied, (i) broker non-votes will have no effect on the outcome of the election of directors, (ii) abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting for Proposals 2, 3and 4. However, approval of proposals 2, 3 and 4 also require the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore abstentions and broker non-votes could prevent the approval of these proposals because they do not count as affirmative votes, provided that no broker non-votes are expected for Proposal 4 on the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Inspector of Elections appointed by the Board will determine the number of Common Shares represented in person or by proxy at the Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Meeting before the voting begins.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors

The Company’s current Bylaws, as amended and restated on January 27, 2021 (the “Bylaws”) provide that there shall be no less than five nor more than nine directors. The number of directors currently is fixed at five. Each of the currently serving directors at the date of this Proxy Statement is standing for re-election. There are currently no vacancies on the Board. If Proposal No. 3 in this Proxy Statement is approved by the Company’s shareholders, the Company’s Bylaws will be amended to provide that there shall be no less than four nor more than seven directors. Even if Proposal No. 3 is approved, there are no current plans to decrease the number of directors serving on the Board.

Board Leadership Structure

For many years our founder, Ernest A. Bates, M.D., served as both Chairman and Chief Executive Officer of the Company. In 2020, Dr. Bates retired as President and Chief Executive Officer of the Company but continued to serve as Executive Chairman through December 31, 2020 and Chairman through December 2021. Following Dr. Bates’ resignation as Chairman in December 2021, a new Chairman was not appointed. Raymond C. Stachowiak, a current director of the Board, serves as the Company’s Chief Executive Officer, but is not Chairman. Daniel G. Kelly, Jr. currently serves as Lead Director. The Board believes that this structure provides effective and independent leadership and intends to continue to assess the characteristics and attributes of its leadership structure from time to time and may make additional changes as it deems appropriate.

Board’s Role in Risk Oversight

Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks.  The Board is responsible for exercising oversight of management's identification and management of, and planning for, those risks.  The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board's committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company's financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the Securities and Exchange Commission (the “SEC”) governing financial reporting. The Compensation Committee oversees the structure of the Company's executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of both state corporate laws and of securities regulators and stock exchanges.

Nominees for Directors

The Board is proposing the persons named below for election to the Board. Each of the persons identified below will be nominated for election to serve until the next annual meeting of shareholders and until his successor shall be elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee is unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board. Each of the nominees named below has notified the Board that, if elected, he or she will agree to serve as a director.

Set forth below is certain information regarding each of the nominees.

DR. ERNEST A. BATES, the founder of the Company, rejoined the Board in March 2022. Dr. Bates provided consulting services to the Company pursuant to a consulting agreement from December 2021 until March 2022. He previously served as Chairman of the Board since the incorporation of the Company until December 2021. Dr. Bates also served as Chief Executive Officer of the Company since the incorporation of the Company until May 2020 and served as the Company’s Executive Chairman from May 2020 through December 31, 2020. He is a member of several professional medical societies including several in his specialty. He is an Emeritus member of the Board of Trustees at Johns Hopkins University and the University of Rochester. Dr. Bates is a member of the Board of Overseers at UCSF School of Nursing and a former member of the Board of Trustees at UCSF Foundation and the California Higher Education Business Forum. In 1997, Dr. Bates was appointed by the California Senate to serve as a member of the California High-Speed Rail Authority. Appointed by the Governor, Dr. Bates served as a member of the Board of Governors of California Community Colleges, the District 4 Medical Quality Review Committee, and the Professional Advisory Committee at the University of California Medical Centers where he was appointed by the Speaker of the Assembly. Dr. Bates previously served on the Magistrate Judge Merit Selection Panel. In 2000, Dr. Bates received the prestigious Kjakan Award for his contribution to the spirit of entrepreneurial capitalism. Dr. Bates founded American Shared Hospital Services in 1977. Dr. Bates received his BA from Johns Hopkins University in 1958 and his MD degree from the University of Rochester School of Medicine in 1962. Dr. Bates completed a surgery internship at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center in 1962. He has written chapters in the publication Textbook on Experimental Brain Tumors and Black Related Diseases. Dr. Bates completed his Neurosurgery residence at the University of California Medical Center, San Francisco in 1971. Dr. Bates is the father of Ernest R. Bates, the Company’s Vice President of Sales and Business Development. Dr. Bates is 85 years old.

KATHLEEN MILES was elected to the Board in December 2021. She currently serves as Chief Counsel, Public Finance and has been with The PNC Financial Services Group, Inc. since 2014. Ms. Miles has over 20 years of experience in public finance as both a lawyer and a regulator. She earned a Bachelor's of Arts in Government from Radcliffe College of Harvard University and a Juris Doctor from the University of Virginia School of Law. Ms. Miles is a member of the Company's Audit, Compensation and Nominating and Corporate Governance Committees. Ms. Miles is 65 years old.

DANIEL G. KELLY, JR., was elected to the Board in 2016. Mr. Kelly was a partner of Davis Polk & Wardwell LLP, an international law firm, from 1999 to 2015, co-founding its Silicon Valley office in 1999. During his time at Davis Polk, Mr. Kelly had an extensive corporate practice representing companies, private equity funds and financial institutions in a broad array of complex transactions, and also acted as a senior advisor to boards and special committees on numerous sensitive matters. Prior to joining Davis Polk, Mr. Kelly was a senior officer of a major investment banking firm, the chief legal officer of an NYSE-listed corporation and a partner involved in management of two other law firms. Mr. Kelly is a Trustee of Choate Rosemary Hall and is on the Board of Directors of Equality Now, a global organization dedicated to creating a world in which women and girls have the same legal rights as men and boys. Mr. Kelly received his B.A. in History from Yale University and his J.D. from Columbia University School of Law. Mr. Kelly is a member of the Board of Directors of Ares Capital Corporation, a specialty finance company listed on the Nasdaq Global Select Market. Mr. Kelly is 70 years old.

RAYMOND C. STACHOWIAK joined the Board in 2009. He has served as the Company’s Chief Executive Officer since October 2020 and served as the Company’s Interim President and Chief Executive Officer from May 2020 to October 2020. Mr. Stachowiak previously served as President and Chief Executive Officer of Shared Imaging, a preferred independent provider of CT, MRI and PET/CT equipment and services, from its inception in December 1991 until his retirement in March 2013. In 2008, Mr. Stachowiak sold 50% of his interest in Shared Imaging to Lubar Equity Fund and remains a 50% owner of Shared Imaging. Mr. Stachowiak is the sole owner of RCS Investments, Inc., and owner-manager of Stachowiak Equity Fund, both of which are private equity funds. Mr. Stachowiak received a B.S. in Business and an M.B.A. from Indiana University. He is a Certified Public Accountant (inactive), Certified Internal Auditor (inactive) and holds a Certification in Production and Inventory Management. Mr. Stachowiak is 64 years old.

VICKI L. WILSON was elected to the board in 2021. She has served as the Director, Finance and Administration and Chief Fiscal Officer, for the State of Illinois Department of Transportation since 2022. From 2017 until 2022, she was the Deputy Director for Finance and Administration and Chief Fiscal Officer for the State of Illinois Department of Public Health. Ms. Wilson was the Director of Financial Control, Cook County Department of Homeland Security and Emergency Management from March 2017 to October 2017. Ms. Wilson has held numerous positions in finance, risk management and accounting in the public and private sectors, including with organizations and entities in healthcare. She earned a Bachelor’s of Arts in Mathematics from Wesleyan University, a Master’s in Business Administration from Harvard Business School and a Master’s in Public Health, Health Care Administration, from Yale University. Ms. Wilson is 64 years old.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED.

Meetings of the Board

The Board of the Company held four regular meetings during 2021 and two special meetings. Each director attended at least 75% of the aggregate number of meetings of both the Board and of the Committees of the Board on which such director served during the year.

Shareholders may communicate with the Board by writing to 601 Montgomery Street, Suite 1112, San Francisco, CA 94111-4107, Attention: Raymond C. Stachowiak. We encourage directors to attend our annual meeting and all directors attended the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) virtually. All shareholder communications to directors are forwarded to them.

Committees of the Board and Director Independence

The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE American Stock Exchange (“NYSE American”) enhanced board and board committee independence requirements. Mr. Kelly, Dr. Larson, Ms. Lawrence, Ms. Miles Mr. Ozyurek, and Ms. Wilson were considered independent directors under the NYSE American rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and any rules promulgated thereunder, the “Exchange Act Rules”) during 2021. Furthermore, members of each of the standing committees described above satisfy the independence requirements under applicable Exchange Act Rules and NYSE American rules. The directors who were not independent during 2021 under NYSE American rules and the applicable Exchange Act Rules were Dr. Bates, who was the Company’s Chief Executive Officer until May 4, 2020 and Executive Chairman through December 31, 2020 and Mr. Stachowiak, who is currently the Company’s Chief Executive Officer and assumed the role of Interim President and Chief Executive Officer following the retirement of Dr. Bates as the Chief Executive Officer. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are available on our website at www.ashs.com. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Business Conduct and Ethics, as well as any waivers for directors or executive officers (including our chief accounting officer and anyone else performing similar functions) within four (4) business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet in executive session at least annually without management and non-independent directors, as required by the NYSE American rules. The Lead Director presides at such meetings.

The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee met once in 2021. The Compensation Committee meets on an as needed basis. The Compensation Committee during 2021 consisted of Mr. Kelly, Dr. Larson and Mr. Ozyurek until December 28, 2021. Dr. Larson and Mr. Ozyurek resigned from the Board and Compensation Committee on December 28, 2021 and March 24, 2022 respectively. Ms. Miles and Ms. Wilson joined the Compensation Committee on December 28, 2021. Mr. Kelly is Chair of the Compensation Committee.

The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. In 2020, the Compensation Committee retained an outside compensation consultant. In particular, the Compensation Committee obtained analysis, advice and guidance from Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, in designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee takes into account the recommendations of its compensation consultant, if retained, as well as information received from the Company’s Chief Executive Officer. In doing so, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board. The Nominating and Corporate Governance Committee met twice during 2021. In March 2022, the Nominating and Corporate Governance Committee recommended the nominations of Dr. Bates, Mr. Kelly, Ms. Miles, Mr. Stachowiak and Ms. Wilson for election to the Board. During 2021, the Nominating and Corporate Governance Committee consisted of Mr. Kelly, Ms. Lawrence and Mr. Ozyurek until December 24, 2021. Ms. Lawrence and Mr. Ozyurek resigned from the Board and the Nominating and Corporate Governance Committee on December 24, 2021 and March 24, 2022, respectively. Ms. Miles and Ms. Wilson joined the Nominating and Corporate Governance Committee on December 28, 2021. Mr. Ozyurek served as the Chair of the Nominating and Corporate Governance Committee until his resignation at which time Ms. Miles was appointed as Chair of the Nominating and Corporate Governance Committee.

The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee during 2021 consisted of Mr. Kelly, Ms. Lawrence and Mr. Ozyurek until December 24, 2021. Ms. Lawrence and Mr. Ozyurek resigned from the Board and the Audit Committee on December 24, 2021 and March 24, 2022, respectively. Ms. Miles and Ms. Wilson joined the Audit Committee on December 28, 2021. Ms. Lawrence served as Chair of the Audit Committee until her resignation and was replaced by Ms. Wilson. During fiscal 2021 the Audit Committee held six meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Ms. Lawrence and Ms. Wilson both are “financial experts” and meet the applicable independence requirements of the NYSE American and Rule 10A-3 under the Exchange Act.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.

The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: 601 Montgomery Street, Suite 1112, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to our Corporate Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the annual meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.

Based on the process described above, the Nominating and Corporate Governance Committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the Meeting. The Nominating and Corporate Governance Committee and the Board concluded that each of the incumbent directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Nominating and Corporate Governance Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Nominating and Corporate Governance Committee and the Board considered the following specific experiences, qualifications, attributes, skills and other factors:

•	The nominees (Dr. Bates, Mr. Kelly, Mr. Stachowiak and Ms. Wilson) have extensive experience in leading and guiding business and professional organizations as both executive leaders and board members.
•

The nominees’ experiences reflect a range of occupations and industries, which provide diverse viewpoints in guiding the Company. Specifically, this includes financial services (Mr. Kelly, Ms. Miles, and Ms. Wilson), healthcare (Dr. Bates and Mr. Stachowiak), government and public policy (Dr. Bates, Mr. Kelly, Mr. Stachowiak and Ms. Wilson), international policy and development (Dr. Bates, Mr. Kelly and Mr. Stachowiak), and business development (Dr. Bates, Mr. Kelly, Ms. Miles, Mr. Stachowiak and Ms. Wilson).

•

The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (Dr. Bates, Mr. Kelly, Ms. Miles, Mr. Stachowiak and Ms. Wilson), public company accounting and financial reporting (Mr. Kelly and Mr. Stachowiak), strategic planning (all of the nominees), operations management (Dr. Bates, Mr. Kelly, Mr. Stachowiak and Ms. Wilson) and corporate governance (Dr. Bates, Mr. Kelly, Mr. Stachowiak and Ms. Wilson).

•

The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and Chief Executive Officer of the Company (until May 2020), brings unparalleled expertise to the board in a variety of areas.

Director Compensation for Fiscal 2021

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during 2021.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total(3)(4)
Ernest A. Bates, M.D. (5)	$50,000	0	$50,000
Daniel G. Kelly, Jr.	$25,000	$2,980	$27,980
David A. Larson, M.D., PhD (6)	$25,000	$2,980	$27,980
Sandra A.J. Lawrence (7)	$25,000	$2,980	$27,980
Kathleen Miles (8)	$0	$6,990	$6,990
S. Mert Ozyurek (9)	$25,000	$2,980	$27,980
Vicki L. Wilson (10)	$0	$6,990	$6,990

(1) Consists of the annual retainer fees for service as members of the Company’s Board. Each non-employee director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. Mr. Kelly, Dr. Larson, and Ms. Lawrence made an election to defer their entire 2021 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan, as amended and restated on June 25, 2021 (The “Incentive Compensation Plan”), covering 11,521 shares of the Company’s common stock each. For further information concerning such deferral election, see the section below entitled “Deferral Election Program for Non-Employee Board Members”.

(2) The dollar amounts reflect the grant date fair value of the restricted stock unit awards covering 1,000 shares of the Company’s common stock granted to each non-employee director (Mr. Kelly, Dr. Larson, Ms. Lawrence and Mr. Ozyurek) at the 2021 Annual Meeting and 3,000 restricted stock units granted to Ms. Miles and Ms. Wilson upon their joining the Board under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 and included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2022. For further information concerning the restricted stock unit awards, see the section below entitled “Directors’ Equity Grants.”

(3) As of December 31, 2021, Mr. Kelly held vested restricted stock unit awards covering 46,064 shares of the company’s common stock. None of our other non-employee directors held vested restricted stock unit awards as of December 31, 2021.

(4) As of December 31, 2021, the following non-employee directors held options to purchase the indicated number of shares of the Company’s common stock granted under the Automatic Grant Program of the Company’s Incentive Compensation Plan: Dr. Bates, 0 shares; Dr. Larson, 4,000 shares; Ms. Lawrence, 11,000 shares; Mr. Kelly, 13,000 shares; Ms. Miles, 0 shares; Mr, Ozyurek, 12,000 shares; and Ms. Wilson, 0 shares. For further information concerning the grant of options to non-employee directors, see the section below entitled “Directors’ Equity Grants.”

(5) On December 28, 2021, Dr. Bates resigned from the Board of Directors. Dr. Bates rejoined the Board of Directors on March 24, 2022.

(6) On December 28, 2021, Dr. Larson resigned from the Board of Directors.

(7) On December 24, 2021, Ms. Lawrence resigned from the Board of Directors.

(8) Ms. Miles joined the Board of Directors on December 28, 2021.

(9) On March 24, 2022, Mr. Ozyurek resigned from the Board of Directors.

(10) Ms. Wilson joined the Board of Directors on December 28, 2021.

Directors’ Annual Retainer Fees

In 2021, each non-employee director earned an annual retainer of $25,000, except our Chairman who received a retainer of $50,000, subject to pro-ration for directors who either join or leave the Board during the year. Each director may choose to have the retainer paid in equal quarterly cash installments, or elect to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, described below. Non-employee directors are reimbursed for the expenses they incur to attend Board meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company.

Deferral Election Program for Non-Employee Board Members

Through its Deferral Election Program, the Company provides each non-employee Board member with the opportunity to defer all or a portion of the annual retainer fee he earns for service on the Board and Board committees. Such program allows each non-employee Board member to elect to convert all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. For each continuing Board member the deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. For each newly elected Board member, the deferral election must be filed within 30 days from the Board member’s commencement of Board service, and such election will apply to the portion of the retainer fee to be earned for the period of Board service measured from the first calendar quarter following the submission of the election to the Company.

For each continuing non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock as of the first trading date in January of the calendar year in which the election is in effect. For each newly elected non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock on the first trading date of the first calendar quarter following the submission of the election to the Company. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the Board member’s cessation of Board service.

Mr. Kelly, Dr. Larson and Ms. Lawrence made an election to defer their entire 2021 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 11,521 shares of the Company’s common stock each.

Directors’ Equity Grants

Under the Automatic Grant Program of our Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the Board, receive an initial equity award including an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to an initial equity award, if any, will be determined by the Compensation Committee of our Board, but will not exceed 10,000 shares for the option component or 3,000 shares for the restricted stock unit component. In addition, under this program, on the date of each annual meeting of shareholders, each individual who will continue to serve as a non-employee director will automatically be granted an annual equity award including an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to an annual equity award, if any, will be determined by the Compensation Committee, but will not exceed 3,000 shares for the option component or 1,000 shares for the restricted stock unit component. Each initial equity award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual equity award will vest in one installment upon the individual’s completion of one year of board service.

On the day of the 2021 Annual Meeting, Mr. Kelly, Dr. Larson, Ms. Lawrence Messrs. Ozyurek received a grant of 1,000 restricted stock units vesting in one installment upon their completion of one year of Board service pursuant to the Automatic Grant Program.

CERTAIN ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 18, 2022 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for Common Shares held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Directors and Named Executive Officers
Ernest A. Bates, M.D.	592,205	9.7%

Daniel G. Kelly, Jr. (4)	61,664	1.0%

Kathleen Miles	--	0%

Raymond C. Stachowiak (5)	1,151,737	18.7%

Vicki L. Wilson	0	0%

Ernest R. Bates	25,743	0.4%

Craig K. Tagawa	13,532	0.2%

All Current Directors & Executive Officers as a Group (6)	1,844,881	29.7%
5% or More Shareholders: John F. Ruffle	551,746	9.1%

(1)

The address of each director, Named Executive Officer and 5% or more shareholder listed herein is c/o American Shared Hospital Services, 601 Montgomery Street, Suite 1112, San Francisco, California 94111.

(2)	Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.
(3)

The percentages are calculated based on a total of 6,078,912 shares of common stock issued and outstanding as of April 18, 2022. Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 18, 2022 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.

(4)	Includes 59,064 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 18, 2022.
(5)

Includes (i) 152,000 shares directly held by Mr. Stachowiak, (ii) 158,500 shares held by RCS Investment Inc. (“RCS”); (iii) 760,559 shares held by Stachowiak Equity Fund LLC (“Equity Fund”); and (iv) 80,678 shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 18, 2022. RCS is a wholly-owned subsidiary of Raymond C Stachowiak Revocable Trust dated November 19, 1998 (“Trust”) and Mr. Stachowiak is the sole trustee of Trust and has sole power to vote and dispose and direct the voting and disposition of shares held by RCS. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by RCS. In addition, the Trust is the managing member and holder of 60% equity interest of the Equity Fund, and as such the Trust has shared power to vote and dispose and to direct the voting and disposition of shares held by Equity Fund. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by Equity Fund and Mr. Stachowiak hereby disclaims such beneficial ownership interest pursuant to Rule 13d-4 of the Exchange Act.

(6)	Includes an aggregate of 137,742 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 18, 2022.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our three named executive officers (the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Shareholders are encouraged to read the “Narrative Disclosure Regarding Compensation” section of this proxy statement for a more detailed discussion of how our compensation programs further the Company’s objectives.

At this meeting, the shareholders will be asked to vote, on a non-binding, advisory basis, on the following resolution:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S‑K in the Narrative Disclosure Regarding Compensation, compensation tables and related narratives and other materials in this Proxy Statement.”

Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the Narrative Disclosure Regarding Compensation and other related sections of this proxy statement, is reasonable and effective in aligning the interests of the executive officers with both the short and long-term interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our “Narrative Disclosure Regarding Compensation” below, our program has the following features.

•

In August 2020, Meridian provided the Board an updated compensation report based on a group of similar sized companies chosen by Meridian as comparable to the Company. Based in part on the data and recommendations in the Meridian report, the Compensation Committee adopted a variable compensation plan (“VCP”) for executives (other than our CEO) that went into effect on January 1, 2021, as described in more detail below.

•

A substantial portion of Mr. Stachowiak’s, our CEO, compensation is comprised of restricted stock which the Compensation Committee believes is effective in further aligning him with the interests of shareholders. Mr. Stachowiak is also the Company’s largest shareholder. Mr. Stachowiak’s cash compensation during 2021 was less than 50% of that paid to his predecessor prior to his retirement as CEO.

•	As part of the new 2021 variable compensation structure, the other two Named Executive Officers’ base salaries were reduced by 10%.

•

Our directors and executive officers as a group own approximately 28% of the issued and outstanding shares (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 18, 2022), which directly aligns their interests with that of the other shareholders.

•

None of the Named Executive Officers has an employment agreement or a severance agreement, except for Mr. Stachowiak who is party to a short-term employment letter covering his salary and equity awards.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. However, the Compensation Committee and our Board value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Unless the Board modifies its policy on holding advisory votes on the compensation of our Named Executive Officers, the next advisory vote will occur at the 2023 annual meeting of shareholders (the “2023 Annual Meeting”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INSTRUCTED.

COMPENSATION OF EXECUTIVE OFFICERS

Narrative Disclosure Regarding Compensation

The purpose of this Narrative Disclosure Regarding Compensation is to inform our shareholders of the policies and objectives underlying the compensation programs for our three Named Executive Officers, who were our only executive officers during 2021:

●	Raymond C. Stachowiak, our Chief Executive Officer;

●	Craig K. Tagawa, our President and Chief Operating and Financial Officer; and

●	Ernest R. Bates, our Senior Vice President of Sales and Business Development and International Operations;

The Compensation Committee of our Board administers the compensation program for our Named Executive Officers with the objective of providing a competitive compensation package. However, we also believe that the compensation paid to our Named Executive Officers should be substantially dependent on our financial performance and the value created for our shareholders. For this reason, in 2021 we instituted the VCP where our Named Executive Officers (other than our CEO) could earn bonuses based on the achievement of specific financial targets.

Highlights of Our 2021 Executive Compensation Practices

•	Independent Committee. Our Compensation Committee is comprised solely of independent directors.

•

No Guaranteed Salary Increases or Bonuses. None of our Named Executive Officers is guaranteed salary increases or bonuses for any year, and our Compensation Committee did not increase base salaries or grant bonuses to the Named Executive Officers for the 2021 year, except for a modest increase in the cash compensation of our CEO.

•	Performance-Based Compensation. In 2021, pursuant to the VCP, the Named Executive Officers (other than our CEO) could earn bonuses only upon the achievement of specific financial performance targets.

•

No Special Cash Severance Provisions. None of our Named Executive Officers has an employment agreement or a severance agreement, except that Mr. Stachowiak has a one-year employment letter covering his base salary and restricted stock units.

•

Equity Ownership. Our directors and executive officers as a group own approximately 28% (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 8, 2022) of the issued and outstanding shares, which directly aligns their interests with that of the other shareholders.

•	No Excise Tax Gross-ups. Our Named Executive Officers do not receive tax “gross-ups” in connection with severance or change-in-control arrangements or otherwise.

•

No Pension Plans. None of our Named Executive Officers participates in any pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans. None of our Named Executive Officers has supplemental executive retirement benefits.

Compensation Philosophy for Named Executive Officers

We seek to provide compensation packages for our Named Executive Officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,

•	provide an overall level of compensation to each Named Executive Officer which is externally competitive, internally equitable and performance-driven, and

•	ensure that total compensation earned by our Named Executive Officers is reflective of our financial performance and aligned with the interests of our shareholders.

Elements of Compensation

In determining the appropriate level for each element of such compensation, the Compensation Committee reviews and evaluates the level of performance of the Company and the Named Executive Officer’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. We also take into account our shareholders’ opinions on our executive compensation programs when determining whether to make any changes to our programs year over year.

Non-Binding, Advisory Vote on Executive Compensation. We conducted a non-binding, advisory vote on executive compensation at our 2021 Annual Meeting and will again conduct a vote in 2022. Approximately 97% of the votes cast on the advisory vote on executive compensation proposal at our 2021 Annual Meeting were in favor of our Named Executive Officer compensation program as disclosed in the 2021 proxy statement. While this vote was not binding on the Company, our Board or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our Proxy statement. We made significant changes to our compensation system during 2020 and 2021 that impacted the base salaries and incentives available to our executive officers in 2021.

CEO Compensation. On January 27, 2021, we entered into a revised one-year employment letter with our Chief Executive Officer, Mr. Stachowiak, effective January 1, 2021. Pursuant to the terms of his employment letter, Mr. Stachowiak received a merit increase in his salary from $150,000 to $200,000 per year and he was granted 60,000 restricted stock units every six months. Restricted stock units granted on February 1, 2021 vested on June 30, 2021 and those granted on July 1, 2021 vested on December 31, 2021. Mr. Stachowiak does not participate in the VCP.

On December 28, 2021, the Compensation Committee approved an annual base salary of $275,000 for Mr. Stachowiak in connection with his continued service as the Company’s CEO in 2022. The Compensation Committee also approved a grant of 120,000 restricted stock units to Mr. Stachowiak with a grant date of January 3, 2022. The RSUs vest in four equal installments on March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022.

Base Salary. The Compensation Committee periodically reviews the base salary level of each executive officer. The base salaries for the executive officers are determined on the basis of their level of responsibility, experience and individual performance. No base salary increases were made for executive officers in 2021, other than increases for our CEO described above. The base salary for our other Named Executive Officers were reduced by 10% in 2021 in connection with the approval of the VCP discussed below.

Variable Compensation Plan. For 2021, the Compensation Committee established the VCP. This provided an opportunity for the Named Executive Officers (other than the CEO) to recoup the amount by which their salary was reduced in 2021, and possibly earn more, if through their efforts the Company achieved pre-established targets that would improve its financial performance and position it for future growth and profitability.

The Compensation Committee created a grid of targets based on the Board-approved Operating Plan for 2021 for each Named Executive Officer(other than our CEO) and the amount of supplemental compensation payable for achieving these in whole or in part. These targets covered new business origination, revenues, net income and EBITDA as well as goals for portions of the business that were under the personal guidance of these executives. The VCP also contains two “gates” that had to be achieved before any incentive compensation would be paid. These gates were based on projected net income and EBITDA under the Operating Plan. The bonuses would not be paid unless the gates would be achieved after deducting the amount of incentive compensation payable under the VCP. Any incentive compensation earned under the VCP is payable 75% in cash and 25% in restricted stock units, which vest 6 months following the date the restricted stock units are granted. The amount that could have been received under the VCP for the Named Executive Officers (other than the CEO) ranged from 0% to 67% of their base salary. Assuming the targets are met, the resulting total compensation of the Named Executive Officers would fall within the compensation ranges for comparable companies and positions in the studies compiled by the Compensation Committee’s outside independent compensation consultant. Based on the Company’s financial results for 2021, Mr. Tagawa received $38,813 in cash and 5,529 restricted stock units and Mr. Bates received $5,625 in cash and 801 restricted stock units pursuant to the VCP, which was approximately 20% of the total available bonus opportunity.

Equity Compensation. Our Incentive Compensation Plan provides us with flexibility in designing equity incentives and granting different types of equity awards. As described above, under the VCP, 25% of the earned bonus award is paid in restricted stock units and a portion of the compensation to our CEO is paid in restricted stock units. We believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

Because the Company is cognizant of the dilutive effect of equity awards on our shareholders, the Company is committed to using equity incentive awards prudently and within reasonable limits. As a result of our measured approach to the use of equity incentive awards, as of April 18, 2022, of the 2,580,000 shares of our common stock authorized for award under our Incentive Compensation Plan, approximately 1,294,000 shares remain available for future award under the plan.

Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.

Health and Retirement Programs. Our executive officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.

Executive Officer Perquisites and Other Programs. It is not our practice to provide our executive officers with any meaningful perquisites. We have not implemented any pension arrangements, defined benefit retirement arrangements, non-qualified deferred compensation programs or any supplemental executive retirement plans for our executive officers.

Employment Agreements. None of the executive officers has an employment or severance agreement, except that Mr. Stachowiak is party to a employment letter covering his base salary and restricted stock units.

Compensation Committee Processes

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the Compensation Committee.

The Compensation Committee previously engaged Meridian to assist it in connection with its review, analysis, and determinations with respect to the compensation of our executive officers.

The Compensation Committee also received the advice of Meridian in 2020 in connection with designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition and the evaluation of the competitiveness of the Company’s compensation measured against an updated peer group.

The Compensation Committee may engage a compensation consultant or hire additional advisors at any time. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee.

Use of Competitive Compensation Data.

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. Instead, the Compensation Committee believes that information regarding the compensation practices at other companies are useful as a reference point for its compensation decisions.

Tax Considerations. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), this limitation applied only to compensation that is not considered to be performance-based under the terms of Code Section 162(m), and our Incentive Compensation Plan was structured with the objective of providing the Company with the opportunity to qualify one or more awards under the plan (including the performance-based restricted stock awards granted in 2017) as performance-based compensation for purposes of Code Section 162(m). The TCJA provides transition relief for certain contractual arrangements in place as of November 2, 2017. Regardless, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation that is not deductible.

In addition to our non-binding, advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2021 and December 31, 2020 by the Named Executive Officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Raymond C. Stachowiak, Chief	2021	$200,000	--	$288,000	--	--	$400	$488,400
Executive Officer	2020	$100,000	--	$179,000	--	--	$5,847	$284,487

Craig K. Tagawa, President, Chief Operating	2021	$292,500	--	$12,938	--	$38,812	$12,924	$357,174
Officer and Chief Financial Officer	2020	$325,000		--		--	$18,124	$343,124

Ernest R. Bates, Senior Vice President of Sales and	2021	$225,000	--	$1,875	--	$5,625	$9,564	$242,064
Business Development and International Operations	2020	$250,000		$21,000	--	--	16,563	$287,563

(1)	Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)

The dollar amount reflects the grant date fair value of the restricted stock unit awards granted under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 and included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2022. For the performance based restricted stock units granted to Mr. Tagawa and Mr. Bates in 2021, the full grant date fair value was determined assuming achievement of the performance goals at target levels. If the highest level of performance conditions were met in 2021, the full grant date fair value associated with these awards would have been $37,500 for Mr. Tagawa and $37,500 for Mr. Bates.

(3)

The amounts shown under All Other Compensation include matching contributions under the Company’s 401(k) plan, automobile and parking allowance, and premiums paid by the Company for long term disability coverage.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table provides information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)

Raymond C. Stachowiak	2,000	--	$3.03	6/20/26	--	--
	2,000	--	$2.68	06/13/25	--	--
	2,000	--	$3.90	06/26/24	--	--
	2,000	--	$2.25	06/20/23	--	--
	2,000	--	$2.70	06/15/22	--	--
Craig K. Tagawa	--	--	--		3,560	$8,438
Ernest R. Bates	--	--	--		791	$1,875

(1) The options granted to Mr. Stachowiak vested one year following their issue date. None of the options authorized under these awards had been exercised as of December 31, 2021.

(2) Represents performance based restricted stock unit awards issued under the VCP based on the assumption that the Company would achieve threshold performance for the performance goals in 2021. Mr. Tagawa and Mr. Bates received 5,529 and 801 restricted stock units under the VCP, respectively, on April 1, 2022. These restricted stock units fully vest on September 30, 2022.

(3) Market value was determined by multiplying the number of shares that have not vested by the closing market price of our Common Stock on December 31, 2021.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award will automatically accelerate in full, unless that award is assumed or replaced by the successor corporation or otherwise continued in effect.

The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance
Equity compensation plans approved by security holders (1)	229,600	(2)	$2.74	(3)	1,294,000	(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	229, 600				1,294,000

(1)	Consists of our Incentive Compensation Plan.
(2)

Includes 178,000 shares of our common stock subject to restricted stock unit awards granted under the Incentive Compensation Plan, including awards with respect to deferred director retention fees, that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service. Also includes 51, 600 shares of our common stock subject to option awards granted under the Incentive Compensation Plan. No shares are included here with respect to shares issued in connection with restricted stock awards that remained subject to vesting conditions as of December 31, 2021 as these shares were already issued and outstanding at that time.

(3)

Calculated without taking into account 7,000 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.

(4)

Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

HEDGING POLICY

The Company’s Insider Trading Policy prohibits all members of the Board, officers and employees of the Company from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the charter of the Audit Committee. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated.

PROPOSAL NO. 3

AMENDMENT TO THE COMPANY’S BYLAWS TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS

The Company's Bylaws currently authorize the number of directors to be no less than five nor more than nine directors. On March 24, 2022, the Board adopted a resolution approving an amendment to the Company’s Bylaws, subject to obtaining shareholder approval, to change the authorized range to a minimum of four directors and a maximum of seven directors.

Background and Reasons for the Proposal

Under California law, a corporation may allow the directors to establish the exact size of the Board within a stated range, provided that the maximum number of directors cannot be greater than two times the minimum number of directors, minus one.

After careful consideration of the Company's governance structure, the functioning of the Board and the availability of candidates for director, the Board determined that it is in the Company’s and its shareholders’ best interest to reduce the minimum number of directors from five to four and reduce the maximum number of directors from nine to seven. Over the last ten years, the largest number of directors serving on the Board at any one time was eight, and, in eight out of the last ten years, the number of directors serving on the Board at any one time has been between five and seven. The Company currently has five directors serving on the Board. While there are no current plans to decrease the number of directors serving on the Board, given the size of the Company, the Board believes that the added flexibility to consider a smaller board size would aid the Board in determining the optimal board size for effectively facilitating communications and decision-making. The Board believes that reducing the minimum required number of directors to four will promote efficiency, while assuring that the Board continues to have a sufficient number of directors to provide strategic oversight. Allowing for a smaller Board will also help ensure that the Company remains in compliance with its Bylaws, particularly during times of director transition. Given the importance of recruiting qualified, independent directors to serve as directors of the Company, the Board believes that it is prudent to conduct an organized search for a replacement when vacancies occur in order to preserve the high quality of the Board and maintain its diversity of experience.

California Board Diversity Requirements

In recent years, California passed legislation requiring public companies with a principal executive office in California to meet specific gender, ethnic/racial and sexual orientation diversity requirements on their board. Specifically, California Senate Bill 826 requires that public companies, whose principal executive office is in California, have a minimum of one female director if the company has four for fewer directors, two female directors if the company has five directors and three female directors if the company has six or more directors. California Assembly Bill 979 provides that public companies, whose principal executive office is in California, no later than the close of the 2021 calendar year, have a minimum of one director from an underrepresented community. No later than the close of the 2022 calendar year, such a company with more than four but fewer than nine directors must have a minimum of two directors from underrepresented communities, and such a company with nine or more directors must have a minimum of three directors from underrepresented communities. If this proposal is approved and the Board determines to reduce the size of the Board from five to four directors, the minimum number of female directors required to serve on the Board would decrease from two to one and, as of the close of the 2022 calendar year, the minimum number of directors from underrepresented communities required to serve on the Board would decrease from two to one. There are no current plans to decrease the number of directors serving on the Board. The Company is in compliance with California Senate Bill 826 and California Assembly Bill 979. On April 1, 2022, the Los Angeles County Superior Court found that California Assembly Bill 979 was unconstitutional. This decision may be appealed by the State of California. California Senate Bill 826 has also faced legal challenges, but a court decision has not yet been issued.

Proposed Amendment

The full text of Article V Section 1 of the Bylaws of the Company, as proposed to be amended, is as follows:

Section 1.          Number of Directors. (a) The authorized number of directors shall be no less than four nor more than seven directors. The exact number of directors shall be fixed from time to time, within the limits specified in this subdivision, by resolution of the Board of Directors.

(b)          The maximum or minimum authorized number of directors may only be changed by an amendment of this section approved by the vote or written consent of a majority of the shareholders; provided, however, that an amendment reducing the minimum number to a number less than four shall not be adopted if the votes cast against its adoption at a meeting (or the shares not consenting in the case of action by written consent) exceed 16-2/3% of such outstanding shares; and provided, further, that in no case shall the stated maximum authorized number of directors exceed two times the stated minimum number of authorized directors minus one.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS UNLESS OTHERWISE INSTRUCTED.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s consolidated financial statements for the years ended December 31, 2021 and 2020 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022, subject to shareholder ratification at the Meeting.

Representatives of Moss Adams LLP are expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.

The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2021 and 2020 are as follows:

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
2021	$245,000	$0	$110,000	$0	$355,000
2020	$384,000	$0	$101,000	$0	$485,000

(1)

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees: Consists of fees generally related to accounting advice, review of SEC comment letters, and other compliance issues.

(3)	Tax Fees: Consists of tax compliance and preparation and other tax services.

(4)	All Other Fees: Consists of fees for all other services other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services and related fees do not impair the independent registered public accounting firm’s independence. The independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the SEC. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022 UNLESS OTHERWISE INSTRUCTED.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Report by reference therein.

The Audit Committee of the Board consists of three directors, all of whom are ‘independent’ as defined in the listing standards of the NYSE American and Exchange Act Rules. As discussed elsewhere in this proxy statement, Ms. Kathleen Miles and Ms. Vicki L. Wilson joined the Audit Committee on December 28, 2021. Ms. Lawrence and Mr. Ozyurek stepped down from the Audit Committee effective as of December 24, 2021 and March 24, 2022, respectively. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint an independent registered public accounting firm, to review the reports of such auditors, and to review periodically the Audit Committee charter. During 2021, the Audit Committee held six meetings. Ms. Lawrence was the Chair of the Audit Committee through December 24, 2021. Ms. Wilson became the Chair of the Audit Committee effective December 28, 2021.

The Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the financial statements of the Company for the fiscal year ended December 31, 2021 and the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, representatives from the independent registered public accounting firm attend the Audit Committee meetings, and the Committee received assurances that the independent registered public accounting firm reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.

The Company’s independent registered public accounting firm provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the SEC, and the Audit Committee satisfied itself as to the public accounting firm’s independence. The Audit Committee received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by Auditing Standard No. 16 or any successor standard, as amended, “Communications with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for the examination of those statements.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC.

Submitted by the Audit Committee of the Board:

Vicki L. Wilson (Chair)

Daniel G. Kelly, Jr.

Kathleen Miles

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2023Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than December 29, 2022. In accordance with amendments to the federal proxy rules that the SEC adopted on November 17, 2021, shareholders should be aware of certain changes to the process and requirements for nominating directors in contested director elections, which will apply for purposes of the 2023 Annual Meeting.

Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Company’s proxy materials to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, or, if less than 70 days’ notice of the date of such meeting has been given to shareholders, then not later than the close of business on the tenth day following the earlier of the first public disclosure of the meeting date and the mailing of the Company’s notice. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; any material interest of the shareholder in the business; and other requirements set forth in the Company’s Bylaws.

In addition to the satisfying the foregoing advance notice requirements under the Company’s Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than April 24, 2023.

ANNUAL REPORT

The Company’s 2021 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board

Alexis N. Wallace
Corporate Secretary

Dated: April 28, 2022
San Francisco, California

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN SHARED HOSPITAL SERVICES

June 21, 2022

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2022:

A COPY OF OUR PROXY STATEMENT, ANNUAL REPORT AND PROXY CARD

IS AVAILABLE AT HTTP://WWW.ASHS.COM.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1.	ELECTION OF DIRECTORS: To elect five persons named below to the Board of Directors to serve until the 2022 Annual Meeting of Shareholders and until their successors have elected and qualified.				FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐
☐	FOR ALL NOMINEES	Ernest A. Bates, M.D.
		Daniel G. Kelly, Jr.			FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Kathleen Miles	3.	AMENDMENT TO THE COMPANY’S BYLAWS. To approve an amendment to the Company’s Bylaws to reduce the minimum and maximum number of directors.	☐	☐	☐
Raymond C. Stachowiak
☐	FOR ALL EXCEPT (See instructions below)	Vicki L. Wilson
			4.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4.

The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the non-binding advisory vote on the compensation of our named executive officers, FOR the amendment of the Company’s By-Laws to reduce the minimum and maximum number of Directors and FOR the ratification of the appointment of the independent registered public accounting firm.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMERICAN SHARED HOSPITAL SERVICES

For the Annual Meeting of Shareholders to be held on June 21, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) RAYMOND C. STACHOWIAK AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON TUESDAY, JUNE 21, 2022 AT 8:30 AM PACIFIC DAYLIGHT TIME IN A VIRTUAL MEETING FORMAT, OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY VIRTUALLY PRESENT, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FIVE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, “FOR” THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THE AMENDMENT OF THE COMPANY’S BYLAW’S TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2022. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, “FOR” THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, “FOR” THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THE AMENDMENT OF THE COMPANY’S BYLAWS TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS “AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY VIRTUAL ATTENDANCE AT THE VIRTUAL ANNUAL MEETING AND PROPERLY VOTING ONLINE AT THE VIRTUAL ANNUAL MEETING.

(Continued and to be signed on the reverse side)